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                                                                    EXHIBIT 10.1

                                FIRST AMENDMENT

     FIRST AMENDMENT, dated as of August 17, 1998 (this "Amendment"), to the
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Credit and Guarantee Agreement, dated as of June 26, 1997 (the "Credit
                                                                ------
Agreement"), among Bush Industries, Inc., a Delaware corporation (the
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"Company"), each Foreign Subsidiary Borrower (as defined in the Credit
 -------
Agreement) (together with the Company, the "Borrowers"), Mellon Bank, N.A., as
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co-agent, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and The Chase Manhattan Bank, as administrative
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agent for the Lenders (in such capacity, the "Administrative Agent").
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                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

     WHEREAS, the Borrowers have requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I.   Defined Terms.  Terms defined in the Credit Agreement and used herein
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shall have the meanings given to them in the Credit Agreement.

     II.  Amendments to Credit Agreement.
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     1.   Amendments to Section 1.  Subsection 1.1 of the Credit Agreement is
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hereby amended as follows:

     (a) by deleting therefrom the definition of "Available Foreign Currencies" contained therein in its entirety and substituting in lieu thereof the following definition:

     "Available Foreign Currencies":  Deutsche Marks, Pounds Sterling, Italian
      ----------------------------
Lire, Canadian Dollars, Japanese Yen, euro and any other available and freely-convertible non-U.S. Dollar currency selected by the Company and approved by the Administrative Agent and the Lenders.

     (b) by deleting therefrom the definition of "Revolving Credit Termination Date" contained therein in its entirety and substituting in lieu thereof the following definition:

     "Revolving Credit Termination Date":  June 30, 2003.
      ---------------------------------

     (c) by adding thereto the following definition in its appropriate alphabetical order:

     "euro":  the single currency of participating member states of the European
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Union.
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     2.   Amendment to Section 4.  Section 4 of the Credit Agreement is hereby
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amended by adding thereto the following subsection:

          4.4  Provisions Regarding the Euro.  The provisions included in
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     Schedule III are hereby incorporated in this subsection 4.4 as if fully set forth herein.

     3.   Amendment to Section 6.  Subsection 6.13 of the Credit Agreement is
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hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

          6.13  Use of Proceeds.  The proceeds of the Loans shall be used (a) to
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     refinance the Existing Credit Agreement, (b) to pay fees and expenses incurred by the Borrowers in connection with this Agreement, (c) to finance the Rohr Acquisition, pay transaction fees and related costs with respect to the Rohr Acquisition, refinance certain indebtedness of Rohr and finance the working capital needs of Rohr; provided that none of the
                                                    --------
     proceeds of the Loans shall be available for any of the uses described in this subsection 6.13(c) prior to the Second Closing Date and (d) for working capital and other general corporate purposes of the Borrowers and their Subsidiaries, including investments and acquisitions; provided that
                                                                 --------
     not more than the U.S. Dollar Equivalent of 125,000,000 Deutsche Marks (or, if applicable, the equivalent thereof in euro or other Available Foreign Currencies) in the aggregate of Loan proceeds shall be used for any of the uses described in subsections 6.13(c) and (d) (excluding the Company with respect to such subsection).

     4.  Amendment to Section 7.  Section 7 of the Credit Agreement is hereby
         ----------------------
amended by adding thereto the following subsection:

          7.22  Year 2000 Matters.  Any reprogramming required to permit the
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     proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Company or any of its Subsidiaries or used or relied upon in the conduct of their business, and the testing of all such systems and other equipment as so reprogrammed, is targetted to be completed by January 1, 1999, except for such failures to reprogram as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The costs to the Company and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 would not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.

     5.  Amendments to Section 10.  (a) Subsection 10.1 of the Credit Agreement
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is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:
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                                                                               3

          10.1  Consolidated Cash Flow Coverage Ratio.  Permit the Consolidated
                -------------------------------------
     Cash Flow Coverage Ratio to be less than a ratio of 4.00 to 1.00 for any period consisting of an aggregate of four consecutive fiscal quarters.

     (b) Subsection 10.10 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

          10.10  Limitation on Capital Expenditures. Make or commit to make any
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     expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any of the fiscal years of the Company set forth below, the following amounts:
     (a) during fiscal year 1997 (inclusive, in fiscal year 1997, of Capital Expenditures made in fiscal year 1997 prior to the date hereof), an amount equal to (i) $32,500,000 minus (ii) the aggregate amount of all cash
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     consideration paid by the Company during such fiscal year in connection with Acquisitions permitted by subsection 10.11(k), as set forth in the Company's consolidated statement of cash flows under "investments in subsidiaries"; (b) during fiscal year 1998, an amount equal to $50,000,000;
     (c) during fiscal year 1999, an amount equal to $45,000,000; and (d) for each fiscal year thereafter, an amount equal to $40,000,000; provided that
                                                                  --------
     any such amount not so expended in the fiscal year for which it is permitted above, may be carried over for use in subsequent fiscal years as Capital Expenditures.

     (c) Subsection 10.11(j) of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

          (j) in addition to Investments otherwise expressly permitted by this subsection 10.11, Investments by the Company and any of its Subsidiaries not exceeding $2,000,000 for any individual Investment and $8,000,000 in aggregate amount during the term of this Agreement; and

     (d) Subsection 10.11(k) of the Credit Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following:

          (k) the Company may (v) consummate the acquisition of Fournier Furniture, Inc., (w) acquire a majority of all of the properties or assets of any going concern or going line of business, (x) acquire a majority of all of the property or assets of any other Person, (y) acquire a majority of all of the Capital Stock or other equity interests in or of any other Person, and (z)
agree, become or remain liable (contingently or otherwise) to do any of the foregoing (collectively, "Acquisitions") provided that (i) no Event of Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction and the Company provides the Administrative Agent evidence of such fact, (ii) the business or properties so acquired shall be within the Company's line of business or a related line of business or shall use production or manufacturing technology used in the Company's line of business, and (iii)
the aggregate cash and/or Capital Stock consideration paid by the Company in connection with any individual Acquisition (excluding any Indebtedness assumed or paid off by the Company in connection with such Acquisition) shall not exceed $25,000,000.
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                                                                               4

     6.   Amendment to Schedule I.  Schedule I of the Credit Agreement is hereby
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amended by deleting said Schedule in its entirety and substituting in lieu thereof a new Schedule I in the form of Schedule I to this Amendment.

     III  Conditions to Effectiveness.  This Amendment shall become effective on
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the date (the "Amendment Effective Date") on which (a) the Company and the
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Lenders shall have executed and delivered to the Administrative Agent this
Amendment, (b) the Administrative Agent shall have received, for the account of each Lender, a fee in the amount of.125% of the amount by which the Revolving Credit Commitment of such Lender is increased pursuant to this Amendment, (c) the Administrative Agent shall have received a certified copy of resolutions of the Board of Directors of the Company authorizing this Amendment and (d) the Administrative Agent shall have received a satisfactory written legal opinion of counsel to the Company covering such matters with respect to this Amendment as the Administrative Agent shall reasonably request.

     IV.  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Borrowers in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

     V.  Payment of Expenses.  The Company agrees to pay or reimburse the
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Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     VI.  No Other Amendments; Confirmation.  Except as expressly amended,
          ---------------------------------
modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

     VII.  Governing Law; Counterparts.  (a) This Amendment and the rights and
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obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
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                                                                               5

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                    BUSH INDUSTRIES, INC.
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent and a Lender
                                    By:   /s/
                                       ----------------------------------------
                                    Title:

                                    MELLON BANK, N.A.,
                                    as Co-Agent and a Lender
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    FIRST UNION NATIONAL BANK
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    SUNTRUST BANK, ATLANTA
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    NATIONAL CITY BANK OF PENNSYLVANIA
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    THE BANK OF NOVA SCOTIA
                                    By: /s/
                                       ----------------------------------------
                                    Title:

                                    BAYERISCHE VEREINSBANK AG, NEW YORK BRANCH
                                    By:/s/
                                       ----------------------------------------
                                    Title: